Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports First Quarter 2023 Results

•EPS of $0.92; adjusted EPS of $1.05
•Net cash from operating activities of $153 million in the first quarter of 2023
•$377 million returned to shareholders through share repurchases in the first quarter

Providence, Rhode Island – April 27, 2023 – Textron Inc. (NYSE: TXT) today reported first quarter 2023 net income of $0.92 per share, as compared to $0.88 per share in the first quarter of 2022. Adjusted net income, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, was $1.05 per share for the first quarter of 2023, compared to $0.97 per share in the first quarter of 2022.

“In the quarter, we saw revenue growth at Aviation, Industrial and Systems,” said Textron Chairman and CEO Scott C. Donnelly. "At Bell, we expect to see revenue growth through the remainder of the year following the resolution of the FLRAA contract protest earlier this month, which allowed us to restart work on the program."

Cash Flow

Net cash provided by operating activities of the manufacturing group for the first quarter was $153 million, compared to $225 million last year. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $104 million for the first quarter, compared to $209 million last year.

In the quarter, Textron returned $377 million to shareholders through share repurchases.

First Quarter Segment Results

Textron Aviation

Textron Aviation’s revenues were $1.1 billion, up $109 million from last year's first quarter, reflecting higher pricing of $58 million and higher volume of $51 million, which included higher defense and aftermarket volume.
Textron Aviation delivered 35 jets in the quarter, down from 39 last year, and 34 commercial turboprops, up from 31 in last year's first quarter.

Segment profit was $125 million in the first quarter, up $15 million from a year ago, largely due to favorable pricing, net of inflation, and the impact from higher volume, partially offset by an unfavorable impact from performance.

Textron Aviation backlog at the end of the first quarter was $6.5 billion.

Bell

Bell revenues in the quarter were $621 million, down $213 million from the first quarter of 2022, due to lower military revenues, reflecting lower spares and support volume and V-22 and H-1 production volume.

Bell delivered 22 commercial helicopters in the quarter, down from 25 last year.

Segment profit of $60 million was down $31 million from last year's first quarter, largely due to lower volume and mix, partially offset by a favorable impact from performance of $29 million, reflecting lower research and development costs.

Bell backlog at the end of the first quarter was $4.6 billion.

Textron Systems

Revenues at Textron Systems were $306 million, up $33 million from last year's first quarter, largely reflecting higher volume.

Segment profit of $34 million was up $6 million, compared with the first quarter of 2022, primarily due to a favorable impact from performance.

Textron Systems’ backlog at the end of the first quarter was $2.0 billion.

Industrial

Industrial revenues were $932 million, up $94 million from last year's first quarter, largely due to higher volume and mix at both Textron Specialized Vehicles and Kautex.

Segment profit of $41 million was up $2 million from the first quarter of 2022, primarily due to higher volume and mix and a favorable impact from pricing, net of inflation, principally in the Specialized Vehicles product line, largely offset by an unfavorable impact from performance.

Textron eAviation

Textron eAviation segment revenues were $4 million and segment loss was $9 million in the first quarter of 2023, primarily related to research and development costs.

Finance

Finance segment revenues were $12 million, and profit was $8 million.

Conference Call Information

Textron will host its conference call today, April 27, 2023 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 7265882.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Thursday, April 27, 2023 by dialing (402) 970-0847; Access Code: 4732406.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the ongoing impacts of the COVID-19 pandemic and the war between Russia and Ukraine on our business and operations; and the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
REVENUES
MANUFACTURING:
Textron Aviation	$1,149	$1,040
Bell	621	834
Textron Systems	306	273
Industrial	932	838
Textron eAviation (a)	4	—
	3,012	2,985
FINANCE	12	16
Total revenues	$3,024	$3,001

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$125	$110
Bell	60	91
Textron Systems	34	28
Industrial	41	39
Textron eAviation (a)	(9)	—
	251	268
FINANCE	8	9
Segment profit (b)	259	277

Corporate expenses and other, net	(39)	(52)
Interest expense, net for Manufacturing group	(17)	(28)
LIFO inventory provision	(25)	(12)
Intangible asset amortization	(10)	(13)
Non-service components of pension and postretirement income, net	59	60
Income before income taxes	227	232
Income tax expense	(36)	(39)
Net income	$191	$193

Diluted earnings per share	$0.92	$0.88

Diluted average shares outstanding	207,011,000	219,607,000

Net income and Diluted earnings per share (EPS) GAAP to Non-GAAP reconciliation

	April 1, 2023	April 2, 2022
Net income - GAAP	$191	$193
Add: LIFO inventory provision, net of tax	19	9
Intangible asset amortization, net of tax	8	10
Adjusted net income - Non-GAAP (b)	$218	$212

Earnings Per Share:
Net income - GAAP	$0.92	$0.88
Add: LIFO inventory provision, net of tax	0.09	0.04
Intangible asset amortization, net of tax	0.04	0.05
Adjusted net income - Non-GAAP (b)	$1.05	$0.97

(a)In the second quarter of 2022, we acquired Pipistrel, a manufacturer of electrically powered aircraft and formed a new reporting segment, Textron eAviation. This segment combines the operating results of Pipistrel along with other research and development initiatives related to sustainable aviation solutions.
(b)Segment profit, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	April 1, 2023	December 31, 2022
Assets
Cash and equivalents	$1,719	$1,963
Accounts receivable, net	928	855
Inventories	3,934	3,550
Other current assets	949	1,033
Net property, plant and equipment	2,505	2,523
Goodwill	2,289	2,283
Other assets	3,416	3,422
Finance group assets	653	664
Total Assets	$16,393	$16,293

Liabilities and Shareholders' Equity
Current portion of long-term debt	$357	$7
Accounts payable	1,281	1,018
Other current liabilities	2,651	2,645
Other liabilities	1,829	1,879
Long-term debt	2,826	3,175
Finance group liabilities	441	456
Total Liabilities	9,385	9,180

Total Shareholders' Equity	7,008	7,113
Total Liabilities and Shareholders' Equity	$16,393	$16,293

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash Flows from Operating Activities:
Net income	$185	$185
Depreciation and amortization	92	93
Deferred income taxes and income taxes receivable/payable	16	17
Pension, net	(51)	(41)
Changes in assets and liabilities:
Accounts receivable, net	(69)	37
Inventories	(380)	(176)
Accounts payable	261	38
Other, net	99	72
Net cash from operating activities	153	225
Cash Flows from Investing Activities:
Capital expenditures	(62)	(48)
Net proceeds from corporate-owned life insurance policies	20	2
Proceeds from sale of property, plant and equipment	—	18
Net cash from investing activities	(42)	(28)
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(2)	(2)
Purchases of Textron common stock	(377)	(157)
Dividends paid	(4)	(5)
Other financing activities, net	22	25
Net cash from financing activities	(361)	(139)
Total cash flows	(250)	58
Effect of exchange rate changes on cash and equivalents	6	(2)
Net change in cash and equivalents	(244)	56
Cash and equivalents at beginning of period	1,963	1,922
Cash and equivalents at end of period	$1,719	$1,978

Manufacturing cash flow GAAP to Non-GAAP reconciliation:

	Three Months Ended
	April 1, 2023	April 2, 2022
Net cash from operating activities - GAAP	$153	$225
Less: Capital expenditures	(62)	(48)
Add: Total pension contributions	13	14
Proceeds from sale of property, plant and equipment	—	18
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$104	$209
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended
	April 1, 2023	April 2, 2022
Cash Flows from Operating Activities:
Net income	$191	$193
Depreciation and amortization	92	93
Deferred income taxes and income taxes receivable/payable	18	19
Pension, net	(51)	(41)
Changes in assets and liabilities:
Accounts receivable, net	(69)	37
Inventories	(380)	(176)
Accounts payable	261	38
Captive finance receivables, net	6	18
Other, net	95	60
Net cash from operating activities	163	241
Cash Flows from Investing Activities:
Capital expenditures	(62)	(48)
Net proceeds from corporate-owned life insurance policies	20	2
Proceeds from sale of property, plant and equipment	—	18
Finance receivables repaid	12	13
Other investing activities, net	1	43
Net cash from investing activities	(29)	28
Cash Flows from Financing Activities:
Principal payments on long-term debt and nonrecourse debt	(17)	(121)
Purchases of Textron common stock	(377)	(157)
Dividends paid	(4)	(5)
Other financing activities, net	22	25
Net cash from financing activities	(376)	(258)
Total cash flows	(242)	11
Effect of exchange rate changes on cash and equivalents	6	(2)
Net change in cash and equivalents	(236)	9
Cash and equivalents at beginning of period	2,035	2,117
Cash and equivalents at end of period	$1,799	$2,126

TEXTRON INC.
Non-GAAP Financial Measures
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Beginning in 2023, we changed how we measure our manufacturing segment operating results to exclude the non-service components of pension and postretirement income, net; LIFO inventory provision; and intangible asset amortization. This measure also continues to exclude interest expense, net for Manufacturing group; certain corporate expenses; gains/losses on major business dispositions; and special charges. The prior period has been recast to conform to this presentation. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted net income and adjusted diluted earnings per share exclude special charges, net of tax and gains/losses on major business disposition, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations.
Beginning in 2023, these measures also exclude LIFO inventory provision, net of tax and Intangible asset amortization, net of tax. LIFO inventory provision is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. The prior period has been recast to conform to this presentation.

	Three Months Ended April 1, 2023		Three Months Ended April 2, 2022
		Diluted EPS		Diluted EPS
Net income - GAAP	$191	$0.92	$193	$0.88
Add: LIFO inventory provision, net of tax	19	0.09	9	0.04
Intangible asset amortization, net of tax	8	0.04	10	0.05
Adjusted net income - Non-GAAP	$218	$1.05	$212	$0.97

TEXTRON INC.
Non-GAAP Financial Measures (Continued)
(Dollars in millions, except per share amounts)

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended
	April 1, 2023	April 2, 2022
Net cash from operating activities - GAAP	$153	$225
Less: Capital expenditures	(62)	(48)
Add: Total pension contributions	13	14
Proceeds from sale of property, plant and equipment	—	18
Manufacturing cash flow before pension contributions - Non-GAAP	$104	$209

	2023 Outlook
Net cash from operating activities - GAAP	$1,275	—	$1,375
Less: Capital expenditures		(425)
Add: Total pension contributions		50
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000